EXHIBIT 10.28
Last Updated — May 3, 2010
Microsoft adCenter Terms and Conditions
1. INTRODUCTION. This is a contract between you (“Advertiser” or “You”) and Microsoft Online, Inc. (located at 6100 Neil Road, Reno, NV 89511) (“Microsoft”). This contract applies to Your participation in the Microsoft adCenter online advertising program (the “adCenter Program”). No other terms of any sort appearing in any other communications from You to Microsoft in connection with an order for adCenter Program services alter or supplement this agreement. You represent and warrant that You are authorized to enter into this agreement and act on behalf of any third party for which You facilitate the adCenter Program. Microsoft may change this agreement at any time upon notice to You in accordance with the provisions of Section 10. Your continued participation in the adCenter Program after any such notice will signify Your acceptance of such change.
2. MICROSOFT ADCENTER. Subject to Your compliance with this Agreement, and such other rules and procedures as Microsoft may publish from time to time, You may access the adCenter Program through the adCenter website, currently located at http://adcenter.microsoft.com and certain related websites (collectively, the “adCenter Site”). You may access the adCenter Site solely to manage Your adCenter Program account, including to submit bids for the ability to display advertisements (“Advertisements”) in response to certain keywords or other matching criteria (“Keywords”) on the network of advertising channels operated by Microsoft and the Microsoft network of participating websites and other distribution outlets (collectively, the “Microsoft Advertising Network”). You will protect any passwords or other credentials associated with Your account(s) and take full responsibility for any use of the account(s) under Your password.
3. CONTENT; PROGRAM CODE OF CONDUCT. Advertisements may include, at the discretion of Microsoft, text, graphics, a listing title, or a listing description. You will provide Microsoft with all text, logos, images, and URLs (“Content”) for the Advertisements. The Content, the Advertisements, and any website to which such Advertisements link an end user will comply with the published requirements for the adCenter Program (currently available at http://adcenter.microsoft.com) including its trademark policies, editorial guidelines and creative specifications. You hereby grant Microsoft a nonexclusive, royalty-free, worldwide right and license to reproduce, publicly perform, display and distribute, resize or edit the Content solely for the purpose of providing services to You in connection with this agreement. Your failure to meet applicable time requirements or specifications in connection with the delivery of Content may delay or prevent placement of the Content on the Microsoft Advertising Network, or cause its removal from the Microsoft Advertising Network. Microsoft may, at its sole discretion, label any Advertisement as a “sponsored site,” “advertisement” or similar designation for clarification purposes. You will not implement and/or use technology that prevents a user from using the “Back” button on such user’s browser to return to the prior site or any Microsoft site.
4. PAYMENT; REPORTING.
a. Payment Calculation. You will pay Microsoft the charges due for the adCenter Program based on the number of Clicks delivered by Microsoft multiplied by the cost of the Advertisement, which will be computed in accordance with Microsoft standard policies, and in United States currency (the “Click Fees”). You may authorize a third party to pay Your Click Fees on Your behalf, but You are responsible for any payment obligations arising out of Your participation in the adCenter Program. As used in this Agreement, one “Click” means an action associated with clicking upon or accessing, in a single instance, to a hypertext link contained in the Advertisement.
b. Payment Method Selection; Payment Information. You will select an available payment program when You enroll in the adCenter Program. You will provide to Microsoft any payment information (i.e., credit card, debit or check card number) required for such payment program. You represent and warrant to Microsoft that any payment information that You provide to Microsoft is true and accurate, and You agree that You will promptly update Microsoft with any changes to such payment information. Your use of the adCenter Program constitutes Your reaffirmation that Microsoft is authorized to charge Your payment method for amounts incurred in connection with the adCenter Program. Microsoft may submit such charges for payment utilizing the payment information that You have supplied and You hereby agree to pay any such charges.
c. Payment Frequency. You expressly authorize Microsoft to charge Your payment method at least one time per calendar month for Click Fees (if any) in accordance with the applicable payment program. You understand that Microsoft will suspend the display of Your Advertisements (i) for the remainder of any calendar month once an applicable monthly Click Fee budget is reached, or (ii) on the end date You specify in Your adCenter account. For the avoidance of doubt, Microsoft may resume displaying Your Advertisements on the first day of each subsequent calendar month if You do not specify an end date in Your adCenter account.
d. Revocation of Payment Method. You may revoke at any time Your authorization for Microsoft to charge Your payment method for a recurring fixed payment by pausing the applicable campaign(s) via the adCenter Site. Microsoft will honor such revocation by the end of the second business day after You pause one or more campaigns. You acknowledge that any revocation of such authorization may require the removal of Your Content from the Microsoft Advertising Network. You further acknowledge that (i) You remain responsible for all Click Fees incurred through the end of the second business day following the date on which You revoke Your authorization, and (ii) Microsoft may charge Your payment method for any unpaid amounts at the end of the billing period following the date on which You revoke Your authorization.
e. Default; Taxes; Billing Disputes. If You are in default of Your obligations, Microsoft may immediately charge Your payment method for any other amounts owing (e.g., amounts owing on other accounts or campaigns), remove Your Content or any part thereof from the Microsoft Advertising Network, and terminate this agreement in addition to any other rights or remedies Microsoft may have. Removal of the Advertisements will not relieve You of Your obligation to pay Click Fees owing to Microsoft for Click Fees that accrue prior to such removal. Click Fees due hereunder do not include taxes or other governmental fees, the computation and payment of which (other than taxes on Microsoft’s income) shall be Your responsibility. Microsoft reserves the right to collect taxes or other governmental charges if required to do so by applicable law. You may view reports of the Microsoft calculation of Click Fees online through the adCenter Site, and the Microsoft reports will be the exclusive standard for billing. You understand that third parties may generate impressions or Clicks on Your ads for prohibited or improper purposes, and You accept the risk of any such impressions and Clicks. You must notify Microsoft in writing of any disputed amount within 45 days following the date of an invoice or charge to Your payment method. Following receipt by Microsoft of such written notice, Microsoft will research such inquiry and will notify You of a resolution within a reasonable time period. The resolution of such inquiry will be determined by Microsoft at its sole discretion, and Microsoft has no obligation to provide a particular remedy to You. You remain obligated to pay the full invoiced amount if You fail to provide such written notice to Microsoft.
5. ADCENTER API
a. API Access. Microsoft may, subject to Your compliance with this Agreement and any other Microsoft program requirements, grant You with the use of and access to the adCenter application programming interface (“API”). The API enables programmatic access to the advertiser accounts for the Microsoft adCenter advertising service (“adCenter Accounts”). If You have a single user token, You may use the API only to manage Your own adCenter Accounts. If You have a third-party development token, You may use the API to manage Your own adCenter Accounts and to develop software or services for use by others to manage their own adCenter Accounts. Microsoft reserves the right to discontinue offering the API at any time at its sole discretion. Microsoft may provide You one or more passwords or other credentials for use of the API (“API Credentials”). These API Credentials are separate from the credentials associated with adCenter Accounts. You may not use the API to create new adCenter Accounts even if the API enables such functionality. You may use the API only to manage existing adCenter Accounts.
b. Prohibited Actions. You will not, and will not authorize any third party to (i) use any automated means, including, without limitation, agents, robots, scripts or spiders, to access the API or bypass the Microsoft tools or services to interfere or attempt to interfere with the proper working of adCenter or the API, (ii) take any action that imposes an unreasonably or disproportionately large burden on Microsoft’s infrastructure, including the API, as determined by Microsoft at its reasonable discretion; or (iii) otherwise engage in any other unlawful or fraudulent practices in connection with Your use of the API.
c. Protecting API Credentials. You must protect the confidentiality and security of Your API Credentials. This includes (i) not sharing or disclosing Your API Credentials to any third party; (ii) notifying Microsoft immediately if Your API Credentials are stolen or leaked; and (iii) using reasonable technical means to secure the API Credentials within Your software or service, including not storing the API Credentials in plain text in a configuration file, in clear text as appended to a URL address, or in any other means that enables easy, unencrypted access to the API Credentials.
d. Protecting adCenter Account Credentials. You must also take reasonable precautions to protect the confidentiality and security of account credentials (e.g., user names and passwords) associated with adCenter Accounts that You manage using the API. This includes not storing such credentials in plain text in a configuration file, in clear text as appended to a URL address, or in any other means that enables easy, unencrypted access to such credentials.
e. Authorized Transactions Only. You may use the API to conduct transactions associated with a particular adCenter Account only if the transaction has been authorized by the owner of the adCenter Account. By using the API to conduct transactions associated with a particular adCenter Account you represent and warrant that you have authorization of the owner of the adCenter Account.
6. DATA USE. Notwithstanding anything to the contrary in this Agreement or the applicable Microsoft privacy policy, all data and information that Microsoft gathers or receives in connection with providing the advertising services and products under this Agreement, , may be shared with selected third parties as necessary or required in order to provide the services to You under this Agreement.
7. YOUR RESPONSIBILITY FOR ADVERTISEMENTS AND YOUR WEBSITE.
a. Keyword Responsibility. You are responsible for Your Content, Advertisements (including any associated Keywords that You select) and the content of any website linked to by Your Advertisements. Without limiting the generality of the foregoing, You hereby acknowledge that Microsoft is not responsible for the content or maintenance of Your website(s), or websites owned or operated by any third party (including, without limitation, other advertisers), nor is Microsoft responsible for order entry, fulfillment, payment processing, shipping, cancellations, returns or customer service concerning orders placed on Your website(s) or websites owned or operated by any third party (including, without limitation, other advertisers).
b. Campaign Content. Microsoft may assist You with Your adCenter experience, including suggestions for certain potential keyword selections, advertising copy, budget recommendations or other elements of an advertising campaign (collectively, the “Campaign Content”). You may provide Microsoft certain information about Your products or services, keyword selections, anticipated budget and other information reasonably requested by Microsoft to assist You in determining the Campaign Content for advertising through Microsoft AdCenter (collectively, the “Advertiser-Provided Materials”). You may authorize Microsoft to access Your adCenter account to place Your Advertisements on Microsoft adCenter on Your behalf. If You authorize Microsoft to place Your Advertisements on Your behalf, then You are deemed to have approved all placement of Your Advertisements unless You provide to Microsoft contemporaneous documentary evidence showing that You disapproved such placements. You hereby grant Microsoft a royalty-free, non-exclusive, non-transferable license in perpetuity to use, reproduce and modify the Advertiser-Provided Materials for the purpose of providing such services to You. You are solely responsible for reviewing any suggested Campaign Content and determining its truthfulness, accuracy, completeness, lawfulness and appropriateness. Without limiting the generality of the foregoing, You are solely responsible for determining whether any keywords or advertising text contained in the Campaign Content violate any trademark or other rights of any third party. The decision to use any of the Campaign

Content in a campaign within Microsoft AdCenter or on any other media outlet is solely Yours.
c. Representations and Warranties. You represent, covenant and warrant to Microsoft that: (i) the Content is accurate, complete and current, and You are fully authorized to publish the Content and authorize Microsoft to publish the Advertisements containing the Content throughout the Microsoft Advertising Network; (ii) the Content, and any website linked to from Your Advertisements in each case in the Microsoft Advertising Network market or jurisdiction selected by You for display of Your Advertisements (a) complies with all applicable laws and regulations, (b) does not infringe, misappropriate or otherwise violate any third party intellectual property right, (c) does not breach the rights of any person or entity, including, without limitation, rights of publicity or privacy, and is not defamatory, and (d) does not and will not result in consumer fraud (including being false or misleading), product liability, tort, breach of contract, injury, damage or harm of any kind to any person or entity; (iii) in the Microsoft Advertising Network market or jurisdiction selected by You for display of Your Advertisements, the Keywords that You select, when used in connection with Your Advertisements, do not infringe upon or otherwise violate the trademarks or other rights of any third party; (iv) You will not use, and will not authorize any third party to use, any automated means, including, without limitation, agents, robots, scripts or spiders, to access Your adCenter Program account, to monitor or copy Microsoft Advertising Network or the content contained therein, or bypass Microsoft tools or services to interfere or attempt to interfere with the proper working of Microsoft or the Microsoft Advertising Network and will not generate automated or fraudulent impressions or clicks of advertisements on the Microsoft Advertising Network; (v) You are a business, not a consumer; and (vi) You will not take any action that imposes an unreasonably or disproportionately large burden on Microsoft infrastructure, including Microsoft adCenter, as determined by Microsoft at its discretion.
d. Indemnity. You will indemnify, defend and hold Microsoft and its affiliates, agents and employees harmless from and against any and all loss, liability, and expense (including reasonable attorneys’ fees) suffered or incurred by reason of any claims, proceedings or suits based on or arising out of the Content, Your Advertisements, Your website, Advertiser Provided Materials, Campaign Content, Your use of the API, or any breach by You of any representation or warranty under this agreement. Microsoft will have the right to participate in any defense under this Section 7(d) with counsel it selects, and You will not agree to any settlement that imposes any obligation or liability on Microsoft without the prior written consent of Microsoft.
8. DISCLAIMER OF WARRANTIES; LIMITATIONS OF LIABILITY. YOU EXPRESSLY AGREE THAT YOUR USE OF THE ADCENTER PROGRAM, THE ADCENTER SITE, THE MICROSOFT ADVERTISING NETWORK AND ANY ASSOCIATED PRODUCTS OR SERVICES (INCLUDING THE SUPPLEMENTAL PROGRAMS SET FORTH IN SECTION 7(b) ABOVE) IS AT YOUR OWN RISK. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE ADCENTER PROGRAM, THE ADCENTER SITE, THE MICROSOFT ADVERTISING NETWORK AND ANY ASSOCIATED PRODUCTS OR SERVICES AND ANY MATERIALS OR OTHER SERVICES PROVIDED BY OR ON BEHALF OF MICROSOFT PURSUANT TO THIS AGREEMENT ARE PROVIDED “AS IS” AND WITH ALL DEFECTS, AND MICROSOFT HEREBY DISCLAIMS ALL REPRESENTATIONS, WARRANTIES, AND CONDITIONS, EXPRESS OR IMPLIED, INCLUDING REPRESENTATIONS AS TO THE QUALITY OF THE ADCENTER PROGRAM, THE ADCENTER SITE, THE MICROSOFT ADVERTISING NETWORK OR ANY ASSOCIATED PRODUCTS OR SERVICES, THE EFFECT THE ADVERTISEMENTS MAY HAVE ON ADVERTISER’S BUSINESS AND THE OPERABILITY OF ANY TOOLS USED BY ADVERTISER OR AGENCY TO ACCESS SUCH PARTY’S MICROSOFT ADCENTER ACCOUNT. EXCEPT FOR AMOUNTS OWING PURSUANT TO SECTION 7(d), NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR EXEMPLARY DAMAGES (INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, BUSINESS INTERRUPTION, LOSS OF OR UNAUTHORIZED ACCESS TO INFORMATION). MICROSOFT WILL HAVE NO LIABILITY HEREUNDER BY REASON OF ANY FAILURE OR DELAY IN THE PERFORMANCE OF ITS OBLIGATIONS DUE TO FORCE MAJEURE, AND WILL NOT BE LIABLE TO ADVERTISER FOR DAMAGES IN EXCESS OF AMOUNTS ACTUALLY PAID TO MICROSOFT HEREUNDER.
9. TERMINATION. If You are dissatisfied with any aspect of an adCenter Program(s), Your sole and exclusive remedy is to cease participating in the adCenter Program and terminate this agreement upon written notice to Microsoft. You and/or Microsoft may terminate the agreement and/or Your participation in any adCenter Program (including Your API access and API Credentials), at any time, for any reason or for no reason. Notwithstanding anything contained in the agreement to the contrary, Microsoft may, at its sole discretion, terminate or suspend Your account, and/or discontinue or suspend Your participation in all or part of any adCenter Program. Reasons for a Microsoft determination to so terminate, suspend or discontinue Your account or participation may include, without limitation, Microsoft determination that You have violated the agreement or other policies or guidelines of Microsoft applicable to the adCenter Program, the Microsoft belief that Your conduct may be harmful to users or other advertisers, or Microsoft determination at its discretion that Your conduct is unlawful or likely to create legal liability for Microsoft. All such decisions made by Microsoft will be final and Microsoft shall have no liability regarding such decisions. Upon termination, suspension or discontinuation of any adCenter Program or Your participation therein: (a) all outstanding payment obligations incurred under such adCenter Program will become immediately due and payable; and (b) if You are not managing account termination online through Microsoft adCenter, You will be responsible for all Click Fees incurred through the date Microsoft receives Your termination notice plus one (1) business day thereafter. This Section and Sections 1, 4, 6, 7, 8, 10, and 11shall survive termination, along with any other provisions that might reasonably be deemed to survive such termination.
10. NOTICES. Microsoft may give notices to You, at the option of Microsoft, by posting on any portion of the adCenter Site, by electronic mail to the email address provided by You to Microsoft or by mail to the postal address provided by You to Microsoft. Such notices are effective 48 hours after such notice is posted or delivered. It is Your responsibility to ensure that Your email address and any other contact information You provide to Microsoft is updated and correct. All notices to Microsoft shall be sent via recognized overnight courier or certified mail, return receipt requested, to the Microsoft adCenter contract notice contacts.
11. MISCELLANEOUS. This agreement is governed by Nevada law, without regard to its conflicts of law rules. You and agency (if applicable) (a) irrevocably submit to venue and personal jurisdiction in the federal and state courts in King County, Washington, for any dispute arising out of or related to this agreement and waive all objections to jurisdiction and venue of such courts, and (b) agree not to commence or prosecute any such dispute other than in such courts. The prevailing party is entitled to recover its costs, including reasonable attorneys’ fees in any action or suit to enforce any right or remedy under this agreement or to interpret any provision of this agreement. You may not assign or otherwise dispose of this agreement without the prior written approval of Microsoft. This agreement binds and inures to the benefit of the parties’ successors and lawful assigns. This agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications. If any court of competent jurisdiction determines that any provision of this agreement is illegal, invalid or unenforceable, the remaining provisions will remain in full force and effect.